Exhibit 10.1

AMENDMENT NO. 1 TO RETIREMENT AND CONSULTING AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Retirement and Consulting Agreement (the “Agreement”) is entered into by and between Union Electric Steel Corporation (the “Company”) and Robert G. Carothers (the “Executive”), effective as of June 1, 2017. All capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, the parties have entered into the Agreement effective as of May 1, 2016; and

WHEREAS, the Company remains to be in need of the Consulting Services, and the Executive wishes to continue to provide the same.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	The Consulting Period, as described in Section 2(a), is hereby extended until December 31, 2018.

2.	The last sentence of Section 2(a) is hereby amended by replacing “2017” with “2018.”

3.	Section 3(c) is hereby amended to replace “May 31, 2017” with “December 31, 2017.”

4.	Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Amendment as of the date first written above.

UNION ELECTRIC STEEL CORPORATION

/s/ Rodney L. Scagline
Rodney L. Scagline, President

EXECUTIVE

/s/ Robert G. Carothers
Robert G. Carothers